CONFIDENTIAL

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Development and Manufacturing Services Agreement

between

Lonza Sales AG

and
Lonza AG
and
Context Therapeutics Inc.

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THIS DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT is made the 7th day of November 2022 (“Effective Date”)
BETWEEN
1.    LONZA SALES AG, of Muenchensteinerstrasse 38, Ch-4002 Basel, Switzerland;
2.    LONZA AG, of Muenchensteinerstrasse 38, Ch-4002 Basel, Switzerland; and
3.    CONTEXT THERAPEUTICS INC., of 2001 Market Street, Suite 3915, Unit 15, Philadelphia, PA 19103 (“Customer”).
    Lonza AG and Lonza Sales AG together or individually referred to as “Lonza” as applicable.
Recitals
WHEREAS, Customer is engaged in the development and research of certain products and requires assistance in the development and manufacture of a certain product;
WHEREAS, Lonza and its Affiliates have among other things expertise in the evaluation, development and manufacture of biologic products;
WHEREAS, Customer wishes to engage Lonza for Services relating to the development and manufacture of the Product as described in this Agreement; and
WHEREAS, Lonza, or its Affiliate, is prepared to perform such Services for Customer on the terms and subject to the conditions set out herein.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the parties intending to be legally bound, agree as follows:
1.    Definitions and Interpretation
“Affiliate”    means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with the relevant Party. “Control” means the ownership of more than fifty percent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the relevant Party.
“Agreement”    means this agreement incorporating all Appendices and Project Plans, as amended from time to time by written agreement of the Parties.
“Applicable Laws”    means all relevant U.S. and European Union federal, state and local laws, statutes, rules, and regulations, which are applicable to a Party’s activities hereunder, including the applicable regulations and guidelines of any Regulatory Authority together with amendments thereto.
“Approval”    means the first marketing approval by the FDA or EMA of Product from the Facility for commercial supply.
“Background Intellectual Property”     means any Intellectual Property either: (i) owned or controlled by a Party or any of its Affiliates prior to the Effective Date; or (ii)

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developed or acquired by a Party or any of its Affiliates independently from the performance of the Services hereunder during the Term of this Agreement. Lonza Information and the Manufacturing Process shall form part of, and be included in, Lonza’s Background Intellectual Property. Customer’s Background Intellectual Property shall exclude any Intellectual Property licensed (whether under this or any other agreement) to Customer or any Affiliate of Customer by Lonza or any Affiliate of Lonza.
“Batch”    the Product derived from a single run of the Manufacturing Process.
“Batch Record”    means the executed version of a given Master Batch Record pertaining to a given Batch
“Binding Order”    means a binding order on the Parties made in accordance with Clause 6.1.
“Cancellation Fee”    has the meaning given in Clause 6.2.
“Capital Equipment”    means those certain pieces of new equipment described in the Project Plan which are to be acquired and paid for on terms to be agreed in accordance with this Agreement.
“Cell Bank”    means the Customer’s Cell Bank or cell stock of rodent and/or human cell line in accordance with the Project Plan.
“Cell Bank Storage”    means the storage of Customer’s Cell Bank in accordance with Clause 2.11 of this Agreement.
“Cell Line”    means the cell line, particulars of which are set out in the applicable Project Plan.
“Certificate of Analysis”    means a document prepared by Lonza listing tests performed by Lonza or approved External Laboratories, the Specification and test results.
“Certificate of Compliance”    means a document prepared by Lonza: (i) listing the manufacturing date, unique Batch number and concentration of Product in such Batch; and (ii) certifying that such Batch was manufactured in accordance with the Master Batch Record and cGMP, if applicable.
“cGMP”    means those laws and regulations applicable in the United States, the European Union and the European Economic Area, the United Kingdom, Switzerland and any other countries the Parties may mutually agree upon in writing, relating to the manufacture of medicinal products for human use, including current good manufacturing practices as specified in the ICH guidelines, including ICH Q7A “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients”, US Federal Food

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Drug and Cosmetic Act at 21CFR (Chapters 210, 211, 600 and 610) and the Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directives 2001/83/EC and 2003/94/EC. For the avoidance of doubt, Lonza’s operational quality standards are defined in internal cGMP policy documents.
“cGMP Drug Product Batch”    means a Batch of Drug Product which is required under the Project Plan to be manufactured in accordance with cGMP.
“cGMP Drug Substance Batch”    means a Batch of Drug Substance which is required under the Project Plan to be manufactured in accordance with cGMP.
“Change”    means any change to the Services, pricing, Project Plan or scope of work incorporated into a written amendment to the Agreement in accordance with Clause 16.5 or effected in accordance with the Quality Agreement.
“Commencement Date”    means the date of removal of the vial of cells from frozen storage for the production of a Batch or, in the case of other Services, the date of commencement of such Services.
“Confidential Information”    means Customer Information and/or Lonza Information, as the context requires.
“Corruption Laws”    means all anti-bribery and anti-corruption laws and regulations in the US, UK and EU including but not limited to the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010, and the Organization for Economic Co-operation and Development Convention on Combating Bribery and Foreign Public Officials in International Business Transactions.
“Customer Information”    means all technical and other information that is proprietary to Customer or any Affiliate of Customer (including any and all Customer know-how and trade secrets and Customer Background Intellectual Property) or not known to Lonza and/or not in the public domain relating to the Cell Line, Customer’s business, and the Product, in each case from time to time supplied by or on behalf of the Customer to Lonza. Customer Information shall exclude any Lonza Information provided (whether under this or any other agreement) to Customer or any Affiliate of Customer by Lonza or any Affiliate of Lonza in connection with the Services.
“Customer Materials”    means any Raw Materials, components of Product, or other materials of any nature, in each case provided by or on behalf of Customer.

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“Delivery”    shall have the meaning set out at Clause 7.1.
“Development Work”    means all activities other than the manufacture of Pilot Batches and cGMP Batches.
“Drug Product”    means the formulation of the Drug Substance in its final dosage form to be manufactured by Lonza under the terms of this Agreement.
“Drug Substance”    means the Product in bulk drug substance form.
“EMA”    means the European Medicines Agency, or any successor agency thereto.
“External Laboratories”    means any Third Party instructed by Lonza, with Customer’s prior written consent, to conduct certain activities not customarily performed by Lonza which are required to complete the Services.
“Facility”    means: (i) in respect of development and manufacturing of Pilot Drug Substance Batches and/or cGMP Drug Substance Batches, Lonza’s facility in Slough, UK, Visp, Switzerland, Singapore, and/or Hayward, California, USA; (ii) in respect of Pilot Drug Product Batches and/or cGMP Drug Product Batches at a Lonza facility as may be agreed by the Parties.
“Failed Drug Product Batch”     shall have the meaning set out in Clause 7.5.3.
“Failed Drug Substance Batch”    shall have the meaning set out in Clause 7.4.3.
“FDA”    means the United States Food and Drug Administration, or any successor agency thereto.
“GDPR”    means the European Union General Data Privacy Regulations.
“GS”    means the glutamine synthetase expression system of which Lonza is the proprietor.
“GS Licence”    means a licence granted by Lonza in respect of the use of GS.
“Handling Fee”    means (i) the procurement and handling fee of [***] percent ([***]%) of the acquisition cost of Raw Materials by Lonza that is charged to the Customer in addition to the cost of such Raw Materials and (ii) for the management and handling of activities performed by the External Laboratories, a fee of [***] percent ([***]%) of the cost that is charged to the Customer in addition to the charge for such External Laboratories.

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“Intellectual Property”    means: (i) inventions (whether or not patentable), patents, trade secrets, copyrights, trademarks, trade names and domain names, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how) and any other intellectual property rights, in each case whether registered or unregistered; (ii) all applications (or rights to apply) for, and renewals or extensions of, any of the rights described in the foregoing sub-clause (i); and (iii) all rights and applications that are similar or equivalent to the rights and application described in the foregoing sub-clauses (i) and (ii), which exist now, or which come to exist in the future, in any part of the world.
“International Trade Restrictions”    means all applicable United States, United Nations, and European Union export control, trade, and financial sanctions laws, rules, and regulations.
“Latent Defect”    means any instance where a Drug Substance or Drug Product Batch fails to comply with Specification, and which could not be discovered by reasonable and customary observation or inspection pursuant to Clauses 7.4.1 and 7.5.1.
“Lonza Information”    means all information that is proprietary to Lonza or any Affiliate of Lonza and that is maintained in confidence by Lonza or any Affiliate of Lonza and that is disclosed by Lonza or any Affiliate of Lonza to Customer under or in connection with this Agreement, including any and all Lonza know-how and trade secrets and Lonza Background Intellectual Property and Lonza Operating Documents.
“Lonza Operating Documents”    means the corporate standards, standard operating procedures, standard manufacturing procedures, Lonza-customized manufacturing procedures developed prior to the Effective Date or outside the scope of this Agreement, electronic programs and files, raw material specifications, protocols, Lonza validation documentation, and supporting documentation used by Lonza, such as, without limitation, environmental monitoring, for operation and maintenance of the Facility and Lonza equipment used in the process of producing the Product. Lonza Operating Documents shall be regarded as Lonza Information.
“Lonza Responsibility”    means a failure solely due to Lonza’s negligence, intentional misconduct, or material breach of its obligations hereunder. Lonza Responsibility shall not include any failure due to a biological reason.

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“Manufacturing Process”    means, as the context requires: (i) the production process for the manufacture of Drug Substance; and/or (ii) the production process for the manufacture of Drug Product from Drug Substance, in each instance pursuant to the Services hereunder as such process may be improved or modified from time to time by agreement of the Parties in writing. For clarity, the Manufacturing Process (to the extent not incorporating any Customer Intellectual Property, Customer Information and/or Customer Background Intellectual Property) shall be Lonza’s Background Intellectual Property.
“Master Batch Record”    means the document which defines the manufacturing methods, test methods and other procedures, directions and controls associated with the manufacture and testing of Product.
“New Customer Intellectual Property”    has the meaning given in Clause 10.2.
“New Lonza Intellectual
Property”    has the meaning given in Clause 10.3.
“Party”    means each of Lonza and Customer and, together, the “Parties”.
“Pilot Drug Product Batch”     means a Batch of Drug Product which is designated as a pilot Batch and which shall not comply with cGMP and is not required to meet the Specification.
“Pilot Drug Substance Batch”    means a Batch of Drug Substance which is designated as a pilot Batch and which shall not comply with cGMP and is not required to meet the Specification.
“Price”    means the price for the Batches (including Pilot Drug Substance Batches, Pilot Drug Product Batches, cGMP Drug Substance Batches and cGMP Drug Product Batches), Services and Products as set out in the applicable Project Plan (the Price excludes the cost of the Raw Materials and the Handling Fee).
“Product”    means the Product identified in the Project Plan.
“Project Plan”    means the plan describing the Services to be performed by Lonza under this Agreement, including any update and amendment of the Project Plan to which the Parties may agree from time to time. The Project Plan are incorporated into and shall be an integral part of this Agreement. The initial Project Plan is attached hereto as Appendix A.
“Quality Agreement”    means the quality agreement, which shall be attached hereto as Appendix C, setting out the

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responsibilities of the Parties in relation to quality as required for compliance with cGMP. The Quality Agreement is incorporated into and shall be an integral part of this Agreement.
“Raw Materials”    means all ingredients, solvents, primary packaging materials, filter, single-use liquid-paths and other components of the Product required to perform the Manufacturing Process or Services set forth in the bill of materials detailing the same (“Raw Materials” includes Resins and single use bags, but excludes any consumables or wearables).
“Regulatory Authority”    means the FDA, EMA and any other similar regulatory authorities as may be agreed upon in writing by the Parties.
“Release”    has the meaning given in Clause 7.1.
“Resin”    means the chromatographic media and UF membranes intended to refine or purify the Product, as specified in the Master Batch Record.
“Services”    means all or any part of the services to be performed by Lonza (including, process and analytical method transfer, process development, process optimization, validation, clinical and commercial manufacturing of Batches, as well as quality control and quality assurance activities) under this Agreement, particulars of which are set out in the Project Plan.
“Services Data”     means any and all data obtained by Lonza or any Affiliate, contractor or External Laboratories of Lonza in the course of performing the Services.
“Specifications”    means the specifications of the Product as specified in the applicable Project Plan or as otherwise agreed in writing between the Parties, which may be agreed and amended from time to time in accordance with this Agreement.
“Specification (Drug Product)”    means the specification of the Drug Product with regard to sterility and fill volume only as specified in the applicable Project Plan or as otherwise agreed in writing between the Parties.
“Stage of Work”    means the individual stages of the Services as set out in the Project Plan.
“Storage Requirements”     means the Cell Bank storage requirements as set out in the Project Plan or as agreed between the Parties in writing.

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“Subcontractors”     means any Third Party selected and approved by Lonza which Lonza instructs to perform any part of the Service which Lonza customarily offers to customers.
“Term”    has the meaning given in Clause 14.1.
“Third Party”    means any party other than Customer, Lonza and their respective Affiliates.
In this Agreement references to the Parties are to the Parties to this Agreement, headings are used for convenience only and do not affect its interpretation, references to a statutory provision include references to the statutory provision as modified or re-enacted or both from time to time and to any subordinate legislation made under the statutory provision, references to the singular include the plural and vice versa, and references to the word “including” are to be construed without limitation.
2.    Performance of Services
2.1.    Lonza AG, Lonza Sales AG, and Affiliates.
2.1.1 Lonza AG shall be independently accountable for the performance of the Services under this Agreement performed or to be performed by Lonza in Switzerland and such performance shall be subject to the terms of this Agreement. Lonza Sales AG shall have no responsibility with respect to the performance of said Services and Lonza AG shall under no circumstance be deemed a subcontractor of Lonza Sales AG.
2.1.2 Lonza Sales AG shall be independently accountable for the performance of the Services under this Agreement performed or to be performed by Lonza outside of Switzerland and such performance shall be subject to the terms of this Agreement. Lonza AG shall have no responsibility with respect to the performance of Services by Lonza Sales AG and Lonza Sales AG shall under no circumstance be deemed a subcontractor of Lonza AG.
2.1.3    Lonza AG, Lonza Sales AG, or any of their respective Affiliates may execute a Project Plan or Statement of Work with Customer pursuant to this Agreement and submit invoices to Customer under such Project Plan or Statement of Work. In such circumstances all references in this Agreement to Lonza shall be deemed to be applicable to the relevant Affiliate of Lonza with respect to that particular Project Plan or Statement of Work. Such Affiliate shall be entitled to enforce this Agreement with respect to such Project Plan or Statement of Work in its own name as an intended third party beneficiary and the Affiliate shall be solely liable to Customer (under the terms of this Agreement) for any obligations and liabilities undertaken pursuant to such Project Plan or Statement of Work.
2.2.    Customer hereby retains Lonza to perform the Services set out in the Project Plan. Subject to the provisions of Clause 2, Lonza shall itself and through its Affiliates, diligently carry out the Services set out in the Project Plan and use commercially reasonable efforts to perform the Services without any material defect and according to the estimated timelines set out in the Project Plan. Owing to the unpredictable nature of the biological processes involved in the Services, the timescales set down for the performance of the Services are estimated only. Lonza shall retain appropriately qualified and trained personnel with the requisite knowledge and experience to perform the Services in accordance with this Agreement.
2.3.    Subcontracting and External Laboratories. Lonza may subcontract or delegate any of its rights or obligations under this Agreement to perform the Services and Lonza

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shall be responsible for the acts and omissions of its Subcontractors. Lonza may engage an External Laboratory to provide some of the Services and Lonza shall be responsible for the acts and omissions of such External Laboratories chosen or nominated by Lonza. Lonza shall not be responsible for services performed by, nor for any acts and/or omissions whatsoever of, any Subcontractors or External Laboratories chosen or nominated by Customer.
2.4.    Supply of Customer Information and Customer Materials. If Customer is providing Customer Background Intellectual Property, Customer Information, Customer Materials, the Cell Line, and/or other information or materials that may be reasonably required to be provided by or on behalf of Customer to Lonza and/or its Affiliates for Lonza and/or its Affiliates to perform the Services to Lonza, the Parties agree that they shall work together to transfer (as described in the Project Plan) the Customer Background Intellectual Property, Customer Information, Customer Materials, the Cell Line, and/or other information or materials that may be reasonably required to be provided by or on behalf of Customer to Lonza and/or its Affiliates or Lonza and/or its Affiliates to perform the Services to the Facility, including implementing the technology transfer plan set out in the Project Plan. Customer shall fully support such technology transfer as reasonably requested by Lonza. Customer shall (by such date as agreed between the Parties) supply to Lonza all such relevant Customer Background Intellectual Property, Customer Information, Customer Materials, the Cell Line, and/or other information or materials that may be reasonably required to be provided by or on behalf of Customer to Lonza and/or its Affiliates for Lonza and/or its Affiliates to perform the Services. Lonza shall not be responsible for any delays arising out of Customer’s failure to provide such Customer Background Intellectual Property, Customer Information, Customer Materials, the Cell Line, and/or other information and/or materials reasonably required to be provided by or on behalf of Customer for Lonza to perform and/or its Affiliates the Services, and any unreasonable delay shall be deemed a cancellation and Customer shall pay the Cancellation Fee in respect of such cancelled Services and shall pay for all additional reasonable costs and expenses arising out of such delay.
2.5.    Pilot Drug Substance Batches and Pilot Drug Product Batches. Lonza shall manufacture, or procure the manufacture of, the Pilot Drug Substance Batch(es) and the Pilot Drug Product Batch(es) in accordance with the Project Plan, but shall have no obligation to meet Specifications or Specification (Drug Product) or comply with cGMP in relation to the Pilot Drug Substance Batch(es) or the Pilot Drug Product Batch(es) (and Lonza makes no warranty in this regard). Customer shall have the right to make whatever use of the Pilot Drug Substance Batch(es) and the Pilot Drug Product Batch(es) as it shall determine, provided that Customer pays Lonza for such Pilot Drug Substance Batch(es) and Pilot Drug Product Batch(es), and such use is not for human use and does not violate any laws. Unless Lonza and Customer agree otherwise, all Pilot Drug Substance Batches and Pilot Drug Product Batches shall be promptly shipped to Customer.
2.6.    Prior to commencement of cGMP manufacturing pursuant to Clause 2.7, Lonza shall review the process assumptions. If there is a material difference in the process assumptions as compared with the results demonstrated during the manufacture of the applicable Pilot Drug Substance Batch(es) or Pilot Drug Product Batch(es), the Parties shall meet to discuss in good faith the consequences of such changes.
2.7.    cGMP Drug Substance Batches and cGMP Drug Product Batches. Lonza will, in accordance with the terms of this Agreement and the Quality Agreement and subject to Clause 2.7.3:
2.7.1.    Manufacture and Release to Customer cGMP Drug Substance Batches in accordance with cGMP and which meet the applicable Specifications, together with a Certificate of Analysis;

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2.7.2.    Manufacture cGMP Drug Product Batches in accordance with cGMP and which meet the Specifications (Drug Product), and shall Release the cGMP Drug Product Batches together with a Certificate of Analysis if such cGMP Drug Product Batch meets the applicable Specifications (provided that Lonza’s liability for such cGMP Drug Product shall be as set out in Clause 2.7.3 below);
2.7.3.    In each case (clause 2.7.1 and 2.7.2), Lonza shall use reasonable commercial endeavours to meet the Specifications and Specification (Drug Product), provided that Lonza shall not charge the Customer for: (i) any cGMP Drug Substance Batches failing to meet Specification; or (ii) any cGMP Drug Product Batch failing to meet the Specification (Drug Product), if, in each case due to Lonza’s negligence or failure to use commercially reasonable endeavours. For clarity, if a cGMP Drug Product Batch meets the Specifications (Drug Product) but no other applicable Specifications, then Customer shall be required to pay for such cGMP Drug Product Batch notwithstanding the fact that it only met the Specification (Drug Product) and not any other Specifications. Notwithstanding the foregoing, Lonza shall not be responsible for any failure to meet the Specifications and the Specification (Drug Product) in respect of, and Customer shall pay for:
(a)    the first [***] cGMP Drug Substance Batches and the first [***] cGMP Drug Product Batches manufactured; and/or
(b)     in respect of the [***] cGMP Drug Substance Batch and the [***] cGMP Drug Product Batch manufactured following any material change in the Manufacturing Process agreed to or requested by Customer.
However, Lonza shall comply with its performance obligations set out in Clause 2.2 and shall in relation to all cGMP Batches of Product be responsible for meeting such Specifications as may be agreed in writing prior to commencement of the Services in respect of the following:
(a) For cGMP Drug Substance Batches:
I.    Bioburden;
II.    Mycoplasmas;
III.    In Vitro tests (3 cell lines);
IV.    Endotoxins; and
V.    Minute virus of mice (MVM)
(b) For cGMP Drug Product Batches: Specification (Drug Product).
2.7A    Lonza shall not have any obligation to comply with cGMP nor achieve any Specifications with regard to the Development Work or any other non-manufacturing services.
2.7B    Prior to Customer’s submission of any information to the Regulatory Authority related in any way to Lonza or the Services provided under this Agreement (including information related to a Regulatory Authority’s request for additional information or an inspection, and Customer’s answer or other response thereto), Customer shall provide to Lonza, for Lonza’s review, copies thereof.
2.8.    Raw Materials. Lonza shall procure all required Raw Materials as well as consumables other than those Raw Materials that are Customer Materials. Customer shall be responsible for payment for all consumables and Raw Materials (together with the Handling Fee).

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2.9.    Promptly following the Effective Date the Customer shall supply to Lonza the Customer Information, together with full details of any known hazards relating to the Cell Line, and the Customer Materials, their storage and use. On review and approval by Lonza’s safety committee of this Customer Information and hazards information, the Cell Line (if applicable), the Customer Materials, Customer Background Intellectual Property, and any other necessary Intellectual Property shall be provided to Lonza (or, as the case may be, rights thereto shall be secured by Customer and conveyed to Lonza) at Lonza’s reasonable request.
2.10.    GS Licence. Where the Cell Line uses GS, the Customer acknowledges that it will require a GS Licence from Lonza prior to receipt of the Product or in vivo clinical studies or any other commercial use or sale of the Product. The terms of such GS Licence shall be negotiated in good faith.
2.11.    Cell Bank Storage.
2.11.1.    Cell Bank Storage shall commence at a time agreed between the Parties and shall continue, unless otherwise terminated in accordance with Clause 2.11.5, for [***] years (the “Initial Storage Term”). Thereafter, if Customer wishes Lonza to continue Cell Bank Storage, the Parties shall enter into a separate agreement. Lonza shall store the Cell Bank in accordance with the Storage Requirements and Lonza shall not transfer the Cell Bank to a Third Party (other than an Affiliate of Lonza) without Customer’s prior written consent. Lonza reserves the right to perform testing of the Cell Bank which Lonza requires for QA, regulatory or safety purposes.
2.11.2.    Cell Banks stored at Lonza shall at all times remain Customer’s property (subject always to the terms of any other agreements or licences with Lonza, and subject to any Third Party Intellectual Property rights), save that the Cell Bank shall be subject to a lien in respect of any sums owed under any agreement by Customer to Lonza.
2.11.3.    Notwithstanding any other provisions of this Agreement, the price of Cell Bank Storage is calculated and shall be payable on a [***] month basis. Payment shall be made before Cell Bank Storage commences, and thereafter, [***] months prior to each anniversary of such commencement. Customer shall not be entitled to any refund in respect of any partial use of Cell Bank Storage. The initial price for Cell Bank Storage is set out in the Project Plan and shall be subject to review in accordance with Clause 8.8. If Customer does not pay for Cell Bank Storage by the due date, Lonza shall not be obliged to continue the Cell Bank Storage and Customer shall be required within [***] days of Lonza’s written notice to arrange collection and shipping of the Cell Bank.
2.11.4.    Lonza shall use reasonable endeavours to protect the Cell Bank from destruction, theft or loss during Cell Bank Storage. Notwithstanding any other provision of this Agreement, risk of loss or damage to the Cell Bank shall remain with Customer at all times. Notwithstanding Clause 12.5, other than in instances of gross negligence, the total aggregate liability of Lonza and its Affiliates for all claims (whether in contract, tort, negligence, breach of statutory duty, under indemnity, for any strict liability or otherwise) in connection with or arising out of Cell Bank Storage shall not exceed in the aggregate an amount equal to [***] the total Price paid by Customer for Cell Bank Storage for the Initial Storage Term.
2.11.5.    Either Party may terminate the Cell Bank Storage on giving [***] months prior written notice to the other. Customer shall not be entitled to any refunds in respect of any unused element of Cell Bank Storage for any such termination initiated by Customer.

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2.11.6.    Upon termination of this Agreement or termination of the Cell Bank Storage pursuant to Clause 2.11.5 above and, in either case, upon payment of all sums due to Lonza, Customer shall either arrange for collection of the Cell Bank or instruct Lonza to destroy it. If the Customer has not collected the Cell Bank within [***] days from the date of termination of this Agreement or termination of the Cell Bank Storage, Lonza shall upon giving Customer a further [***] days written notice, arrange for the Cell Bank to be destroyed, in which case Customer shall pay Lonza the reasonable costs of such destruction.

3.    Project Management
3.1    Project Plans. As at the date of this Agreement, the initial Project Plan is set out in Appendix A. Each Project Plan shall include a description of the Services to be provided, the Product to be manufactured, (including draft Specifications (Drug Product)), a schedule for completion of the Project Plan, pricing details, and such other information as is necessary for the relevant Services. In the event of a conflict between the terms of a Project Plan and the terms of this Agreement, the terms of this Agreement will govern. If the Parties agree any additional work to be added to the Project Plan under and subject to this Agreement (“Additional Work”) it shall be subject to price and terms to be agreed in writing. Once the Additional Work has been added, the pricing for such Additional Work shall be subject to review in accordance with the provisions of Clause 8.8. If Customer wishes Lonza to perform a new project it shall notify Lonza and Lonza shall decide whether or not it is able to accept such new project. If Lonza has capacity for, and is willing to accept such new project the Parties shall negotiate a new Project Plan (which shall be subject to the terms of this Agreement and attached hereto as an Appendix) for such project. Lonza shall not be obligated to perform any services on any additional project unless and until a new Project Plan is agreed and signed by the Parties.
3.2    Project Management. With respect to each Project Plan, each party will appoint a project manager who will be responsible for overseeing the Project Plan.
3.3    Person in Plant. Customer shall be permitted to have, at no additional cost, [***] employee or consultant at the Facility as reasonably requested by Customer, at any time during the Manufacturing Process for the purpose of observing, reporting on, and consulting as to the performance of the Services as may be approved in writing in advance by Lonza (such approval not to be unreasonably withheld, conditioned or delayed). Such employee or consultant shall be subject to and agree to abide by confidentiality obligations and Lonza’s customary practices, operating procedures and security procedures regarding persons in plant, and such employee or consultant agrees to comply with all instructions of Lonza’s employees at the Facility. Customer’s employee(s) or consultant(s) working at the Facility shall be and remain employees or consultant(s) of Customer, and Customer shall be solely responsible for the payment of compensation for such Customer employee (including applicable federal, state and local withholding, and other payroll taxes, workers’ compensation insurance, health insurance, and other similar statutory and fringe benefits) or consultant. Customer covenants and agrees to maintain workers’ compensation benefits and employers’ liability insurance as required by applicable laws with respect to all Customer employees working at the Facility.

4.    Quality
4.1    Responsibility for quality assurance and quality control of Product shall be allocated between Customer and Lonza as set forth in the Quality Agreement and in Lonza’s standard operating procedures. If there is a conflict between the terms and conditions of this Agreement and the Quality Agreement, the terms and conditions of the Quality Agreement shall prevail for matters relating solely to the quality and disposition of the Product, and this Agreement shall prevail for all other matters. If the Quality Agreement is not in place at the Effective Date, Lonza and Customer

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commit to enter into the Quality Agreement in a timely manner, but in no event later than the commencement of cGMP manufacturing.
4.2    Provisions regarding inspections by Regulatory Authorities and audits shall be set out in the Quality Agreement.
4.3    Records. Lonza will maintain accurate records for the production of the Product, as required by Applicable Laws. Lonza will retain possession of the Master Batch Record and Batch Records and Lonza Operating Documents and will make copies of the Master Batch Record and Batch Records available to Customer (in each case excluding any Lonza Information and Lonza Background Intellectual Property). Lonza Operating Documents will remain Lonza Information. Lonza will make Lonza Operating Documents available during site visits by Customer but Customer will not be permitted to make copies of and/or remove Lonza Operating Documents from the Lonza site. In connection with a filing for Regulatory Approval of the Product, Lonza will provide the Lonza Operating Documents and any Lonza Information directly to the Regulatory Authority.

5.    Insurance
    Each Party shall for itself and all of its applicable Affiliates, during the Term and for [***] years after [***], obtain and maintain at its own cost and expense from a qualified insurance company, comprehensive general liability insurance in the amount of at least [***] US Dollars per claim made and [***] US Dollars in the annual aggregate. In addition, Customer shall during the Term and for [***] years after [***], obtain and maintain at its own cost and expense from a qualified insurance company, product liability coverage in the amount of at least [***] US Dollars per claim made and in the annual aggregate. Each Party shall provide the respective other Party with a certificate of such insurance upon reasonable request.

6.    Ordering and Cancellation
6.1    Binding Commitment. The Parties’ binding commitment in respect of the Services is set out in the Project Plan and this shall be regarded as a Binding Order. Any additional or inconsistent terms or conditions of any Customer purchase order, acknowledgement and/or similar standardised form given and/or received pursuant to this Agreement shall have no effect and such terms and conditions are hereby rejected.
6.2    Cancellation. If Customer wishes to cancel any Stage of Work then it shall notify Lonza in writing and Customer shall be liable to pay (other than as set forth in Section 14.3(e)) a cancellation fee (a “Cancellation Fee”) as follows:
6.2.1    Development Work: If Customer provides written notice of cancellation of any Development Work Customer shall pay for any of the cancelled Development Work Lonza performed prior to the date of notification of cancellation and for any of such cancelled Development Work which would (were it not for the cancellation) have been performed during the period of [***] days post cancellation notification.
6.2.2    Pilot Drug Substance Batch(es) / Pilot Drug Product Batch(es): If Customer provides written notice of cancellation of any Pilot Drug Substance Batch and/or any Pilot Drug Product Batch less than or equal to [***] months prior to the Commencement Date of such Pilot Drug Substance Batch or Pilot Drug Product Batch or at any time after, then a Cancellation Fee of [***] percent ([***]%) of the Price of each such Pilot Drug Substance Batch(es) and [***] percent ([***]%) of the Price of each such Pilot Drug Product Batch(es) cancelled is payable. If Customer provides written notice of cancellation of any Pilot Drug Substance Batch and/or any Pilot Drug Product Batch more

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than [***] months prior to the Commencement Date of such Pilot Drug Substance Batch or Pilot Drug Product Batch, then [***] is payable.
6.2.3    cGMP Drug Substance Batches: If Customer provides written notice of cancellation of any cGMP Drug Substance Batch of Product:
(a) less than or equal to [***] months prior to the Commencement Date of such cGMP Drug Substance Batch or at any time after, then a Cancellation Fee of [***] percent ([***]%) of the applicable Price of each such cGMP Drug Substance Batch cancelled is payable;
(b)    more than [***] months but less than or equal to [***] months prior to the Commencement Date of one or more such cGMP Drug Substance Batches, then a Cancellation Fee of [***] percent ([***]%) of the Price of each such cGMP Drug Substance Batch cancelled is payable.
(c)     more than [***] months prior to the Commencement Date of one or more such cGMP Drug Substance Batches, then [***] is payable.
6.2.4    cGMP Drug Product Batches: If Customer provides written notice of cancellation of any cGMP Drug Product Batch to Lonza:
(a)    less than or equal to [***] months prior to the Commencement Date of one or more such cGMP Drug Product Batch or at any time after, then a Cancellation Fee of [***] percent ([***]%) of the Price of each such cGMP Drug Product Batch cancelled is payable;
(b)     more than [***] months but less than or equal to [***] months prior to the Commencement Date of one or more such cGMP Drug Product Batches, then a Cancellation Fee of [***] percent ([***]%) of the Price of each such cGMP Drug Product Batch cancelled is payable.
(c)     more than [***] months prior to the Commencement Date of one or more such cGMP Drug Product Batches, then [***] is payable.
6.2.5    Mitigation of Batch Cancellation. Following the cancellation of a Batch pursuant to Clauses 6.2.2, 6.2.3 or 6.2.4, Lonza will use commercially reasonable efforts to secure a replacement batch for a new project (but excluding any batch and/or project then under contract with Lonza) for the cGMP manufacturing capacity, and for the same dates and duration that would have been occupied by the cancelled Batch. If Lonza is successful in securing such a replacement batch, the applicable Cancellation Fee for the cancelled Batch may be reduced accordingly by an amount equal to [***] percent ([***]%) of the production fees associated with such replacement but in no event shall such reduction exceed the Price of the cancelled Batch.
6.2.6    Payment of Cancellation Fees. Cancellation Fees and the amounts payable pursuant to Clause 6.2.7 shall be payable following Lonza’s efforts to mitigate subject to Clause 6.2.5, but in any event no later than [***] days following the applicable written notice of cancellation, provided Lonza shall promptly refund Customer for any such payment(s) should Lonza’s mitigation efforts be successful.
6.2.7    Additional Costs. In addition to any Cancellation Fee, Customer shall pay for all costs associated with the cancelled Service and/or Batch that Lonza has incurred, or is irrevocably committed to pay, including the cost of any External Laboratories (and the applicable Handling Fee) and Raw Materials and Resins (and the applicable Handling Fee) which Lonza has purchased or in respect to which Lonza has become irrevocably committed and which cannot be reused or returned to the supplier for a full refund; provided Lonza shall promptly refund Customer for any partial refund Lonza may receive.

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Upon cancellation of any part of the Services and/or any Batch, all Raw Materials and External Laboratories fees shall be paid for by Customer within [***] days of invoice and, with respect to Raw Materials, at Customer’s option will either be: (a) delivered to Customer; or (b) disposed of by Lonza.

7.    Delivery and Acceptance
7.1    Delivery. All Product shall be delivered [***] (as defined by Incoterms® 2020) [***] (“Delivery” or "Delivered”).  Lonza shall deliver to Customer the Certificate of Analysis and such other documentation as is reasonably required to meet all applicable regulatory requirements of the Regulatory Authorities (the “Release”) not later than the date of Delivery of Batches.  With respect to any Customer Materials, title and risk of loss shall remain with the Customer and shall not transfer to Lonza.  With respect to Product, title and risk of loss shall transfer to Customer upon [***] in accordance with this provision. Risk of loss to Product during shipping between Lonza Facilities shall be Lonza’s.
7.2    If requested in writing by Customer, Lonza will (acting as agent of Customer for such purpose) arrange the transportation of Product [***]. All additional costs and expenses of whatever nature reasonably incurred by Lonza in arranging such transportation and insurance shall be charged to Customer in addition to the Price. Transportation of Product shall be at the sole risk of [***] who shall be deemed to have full knowledge of the carrier’s terms and conditions of carriage. Customer shall, as appropriate, observe, perform and be subject to the carriage terms in relation to the transportation of the Product. Where Lonza has made arrangements for the transportation of Product, Customer shall diligently examine the Product as soon as practicable after receipt.  Notice of all claims (time being of the essence) arising out of: (a) visible damage to or total or partial loss of Product in transit shall be given in writing to Lonza and the carrier within [***] days of receipt by Customer; (b) non-Delivery shall be given in writing to Lonza within [***] days after the date of the despatch notice; or (c) with respect to a Latent Defect Sections 7.4.1 and 7.5.1 shall apply. Customer shall make damaged Product and associated packaging materials available for inspection and shall comply with the requirements of any insurance policy covering the Product notified by Lonza to Customer.
7.3    Storage. Customer shall arrange for shipment and take delivery of such Batch from the Facility, at [***] expense, within [***] days after issue of the invoice under clause 8.5.2 or pay the storage costs set out in the applicable project plan. Lonza shall provide storage on a bill and hold basis for such Batch(es) at no charge for up to [***] days; provided that any additional storage beyond [***] days will be subject to availability and, if available, will be charged to Customer at Lonza’s then current standard rates and will be subject to a separate agreement.  In addition to Clause 8.3, Customer shall be responsible for all value added tax (VAT) and any other applicable taxes, levies, import, duties and fees of whatever nature imposed as a result of any storage.  Notwithstanding anything to the contrary contained in this Agreement, in no event shall Lonza be required to store any Batch for more than [***] calendar days after issue of the invoice under clause 8.5.2. Within [***] business days following a written request from Lonza, Customer shall provide Lonza with a letter in form satisfactory to Lonza confirming the bill and hold status of each stored Batch.
7.4    Acceptance/Rejection of cGMP Drug Substance Batches.
7.4.1    Promptly following Release of cGMP Drug Substance Batch(es) (whether or not the cGMP Drug Substance Batch was actually shipped to Customer or was stored at Lonza or shipped to another Lonza Facility for manufacture of the cGMP Drug Product Batch), which was required pursuant to the terms of this Agreement to meet Specifications, Customer shall inspect such cGMP Drug Substance Batch(es) and shall have the right to test any such cGMP Drug Substance Batches to determine compliance with the Specifications.

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Lonza shall provide samples of the Drug Substance Batch to Customer or Customer’s designated testing lab within [***] business days of Lonza’s receipt of Customer’s request for such samples. Customer shall notify Lonza in writing of any rejection of a cGMP Drug Substance Batch (which was required to meet the Specifications) based on any claim that it fails to meet Specifications within [***] days of Release, after which time all unrejected cGMP Drug Substance Batches shall be deemed accepted. Notwithstanding the foregoing should any cGMP Drug Substance Batch Released hereunder have a Latent Defect, Customer shall notify Lonza of such Latent Defect within [***] days after Customer becomes aware of such Latent Defect and in any event no later than [***] months after delivery of the applicable Batch; provided that such Latent Defect was not reasonably detectable by inspection within [***] days of Release.
7.4.2    If Lonza believes that a cGMP Drug Substance Batch, which was required by the terms of this Agreement to meet Specifications, has been incorrectly rejected, Lonza may require that Customer provides samples to Lonza for testing. Lonza may retain and test such samples. If there is a discrepancy between Customer’s and Lonza’s test results such that Lonza’s test results fall within the relevant Specifications, or there exists a dispute between the Parties over the extent to which such failure is attributable to a given Party, the Parties shall appoint an independent laboratory promptly to review records, test data and perform comparative tests and/or analyses on samples of the cGMP Drug Substance Batch that allegedly fails to conform to Specifications. Such independent laboratory shall be mutually agreed upon by the Parties. The independent laboratory’s results shall be in writing and shall be final and binding save for manifest error. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by the Party against whom the independent laboratory rules.
7.4.3    If it is determined (by the Parties or the independent laboratory) that a rejected cGMP Drug Substance Batch (where such cGMP Drug Substance Batch was required pursuant to the terms of this Agreement to have been compliant with cGMP and/or met the Specifications) failed to conform with the Specifications (such Batch being a “Failed Drug Substance Batch”), then to the extent this was solely a Lonza Responsibility, Lonza shall, at Customer’s discretion, either:
(i)    refund Customer the amount paid by Customer in respect of such Failed Drug Substance Batch and associated Raw Materials, to the extent paid by Customer; or
(ii)    schedule a replacement cGMP Drug Substance Batch to be manufactured (the timing of which shall be subject always to available capacity in the Facility, provided Lonza shall use reasonable efforts to expedite any such timing), and Customer shall pay for such replacement cGMP Drug Substance Batch and Raw Materials and Resins used therein (and any money it paid towards the Failed Drug Substance Batch shall be credited to the Price of such replacement cGMP Drug Substance Batch).

7.5    Acceptance/Rejection of cGMP Drug Product Batches.
7.5.1    Promptly following Delivery of cGMP Drug Product Batch(es) (whether or not the cGMP Drug Product Batch was actually shipped to Customer or was stored at Lonza), which was required pursuant to the terms of this Agreement to meet Specification (Drug Product) Customer shall inspect such cGMP Drug Product Batch(es) and shall have the right to test any such cGMP Drug Product Batches to determine compliance with the Specification (Drug Product). Customer shall notify Lonza in writing of any rejection of a

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cGMP Drug Product Batch which was required pursuant to the terms of this Agreement to meet Specification (Drug Product) based on any claim that it fails to meet Specification (Drug Product) within [***] days of Release Delivery, after which time all unrejected cGMP Drug Product Batches shall be deemed accepted. Customer may not reject any cGMP Drug Product Batch on the grounds that it fails any Specifications other than Specification (Drug Product), and Customer must pay for all such cGMP Drug Product Batches, provided that they meet the Specification (Drug Product). Notwithstanding the foregoing should any cGMP Drug Product Batch Released hereunder have a Latent Defect, Customer shall notify Lonza of such Latent Defect within [***] days after Customer becomes aware of such Latent Defect and in any event no later than [***] months after delivery of the applicable Batch; provided that such Latent Defect was not reasonably detectable by inspection within [***] days of Release.
7.5.2    If Lonza believes that a cGMP Drug Product Batch which was required pursuant to the terms of this Agreement to meet Specification (Drug Product) has been incorrectly rejected, Lonza may require that Customer provides samples to Lonza for testing. Lonza may retain and test such samples. If there is a discrepancy between Customer’s and Lonza’s test results such that Lonza’s test results show that the cGMP Drug Product Batch meet the relevant Specification (Drug Product), or there exists a dispute between the Parties over the extent to which such failure is attributable to a given Party the Parties shall appoint an independent laboratory promptly to review records, test data and perform comparative tests and/or analyses on samples of the cGMP Drug Product Batch that allegedly fails to conform to Specification (Drug Product). Such independent laboratory shall be mutually agreed upon by the Parties. The independent laboratory’s results shall be in writing and shall be final and binding save for manifest error. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by the Party against whom the independent laboratory rules.
7.5.3    If it is determined (by the Parties or the independent laboratory) that a rejected cGMP Drug Product Batch (where such cGMP Drug Product Batch, was required pursuant to the terms of this Agreement to have been compliant with cGMP and/or met the Specification (Drug Product)) failed to conform with the Specification (Drug Product) (such Batch being a “Failed Drug Product Batch”), then to the extent this was solely a Lonza Responsibility, Lonza shall, at Customer’s discretion, either:
(i)    refund Customer the amount paid by Customer in respect of such Failed Drug Product Batch and associated Raw Materials, to the extent paid by Customer; or
(ii)    schedule a replacement cGMP Drug Product Batch to be manufactured (the timing of which shall be subject always to available capacity in the Facility, provided Lonza shall use reasonable efforts to expedite any such timing), and Customer shall pay for such replacement cGMP Drug Product Batch and Raw Materials and Resins used therein (and any money it paid towards the Failed Drug Product Batch shall be credited to the Price of such replacement cGMP Drug Product Batch).

For clarity in the event that a cGMP Drug Product Batch meets the Specifications (Drug Product) but not any other Specifications, Customer must still pay in full for such cGMP Drug Product Batch. Customer may only reject a cGMP Drug Product Batch on the grounds that it failed to meet cGMP or the Specification (Drug Product) in each case solely due to a Lonza Responsibility (notwithstanding that such cGMP Drug Product Batch may not meet any other Specifications).

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7.6    Except if due to Lonza’s gross negligence, nothing in Clause 7.4 or 7.5 shall oblige Lonza to replace or refund any Drug Substance material produced by a cGMP Drug Substance Batch (or manufacture an additional cGMP Drug Substance Batch) or any other drug substance that may be required to produce any replacement cGMP Drug Product Batch. Clauses 7.4 and 7.5 shall always be subject to the provisions of Clauses 12.4 and 12.5.
7.7    Customer acknowledges and agrees that its sole remedy with respect to a Failed Drug Substance Batch and/or Failed Drug Product Batch that is a Lonza Responsibility is as set forth in Clauses 7.4 and 7.5. Accordingly, other than if due to Lonza’s gross negligence or intentional breach, Customer hereby waives all other remedies at law or in equity regarding the foregoing claims. Except if due to Lonza’s gross negligence Lonza shall not be responsible for (i) the cost of Raw Materials (except to the extent set forth in Clauses 7.4.3 and 7.5.3), Customer Materials, Drug Substance required for the manufacture of a cGMP Drug Product Batch, and/or (ii) starting materials consumed in any Failed Drug Substance Batch or Failed Drug Product Batch.
7.8    The Parties further agree that in the event that any Batch is a Failed Drug Substance Batch or a Failed Drug Product Batch and such failure is caused by any defect in any Customer Information, Customer Material, Cell Line, Customer Background Intellectual Property, and/or any other information, material or Intellectual Property supplied by or on behalf of the Customer, then Lonza shall not have any liability with regard to such Failed Drug Substance Batch or Failed Drug Product Batch.
7.9    Any cGMP Drug Substance Batch or any cGMP Drug Product Batch that is not required by this Agreement to meet Specifications or Specification (Drug Product) may not be rejected and Lonza shall not have any replacement or refund obligations in respect thereto, except if due to Lonza’s gross negligence.
8     Price and Payment
Pricing
8.1    Subject to the provisions of this Agreement, Customer shall pay for all of the Services and the Batches (including Pilot Drug Substance Batches, Pilot Drug Product Batches, all cGMP Drug Substance Batches and all cGMP Drug Product Batches). Pricing for the Services and the Batches (including Pilot Drug Substance Batches, Pilot Drug Product Batches, all cGMP Drug Substance Batches and all cGMP Drug Product Batches) manufactured by Lonza are set out in, and based on the assumptions and information set out in, the applicable Project Plan. In the event of Changes based on Customer’s request, Customer shall bear all additional costs.
8.2    Raw Materials, Resins and Handling Fees, External Laboratory and Handling Fee. In addition to Clause 8.1, Customer shall also pay for all Raw Materials, Resins, single use bags, consumables and the Handling Fee, and External Laboratory Charges and the Handling Fee.
8.3    Unless otherwise indicated in writing by Lonza, all Prices and charges are exclusive of value added tax (VAT) and of any other applicable taxes, levies, import duties and fees of whatever nature imposed by or under the authority of any government or public authority and all such charges applicable to the Services shall be paid by Customer, other than relevant income taxes of Lonza that shall be the responsibility of Lonza.
8.4    When sending payment to Lonza, the Customer shall quote the relevant invoice number in its remittance advice.
8.5    Payment Terms.

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8.5.1    For Stages of Work of less than [***] (or equivalent in the applicable currency): Unless otherwise agreed in writing Lonza shall issue invoices to Customer for [***] percent ([***]%) of the Price upon completion of that Stage of Work.
8.5.2    For Stages of Work of [***] or more (or equivalent in the applicable currency): Unless otherwise agreed in writing Lonza shall issue all invoices to Customer for [***] percent ([***]%) of the Price for Product or Services upon commencement thereof and [***] percent ([***]%) upon Release of applicable Batches or completion of applicable Services, unless otherwise stated in the Project Plan.
8.5.3    Unless otherwise agreed in writing the Raw Materials (including media and feeds, but excluding Resins) and the applicable Handling Fee for each Batch shall be invoiced [***] percent ([***]%) upon the Commencement Date of the Batch, or the applicable Stage of Work, plus the Handling Fees. Resins and the Handling Fee in respect thereof, shall be invoiced on the placement of purchase orders by Lonza for such Resins. External Laboratory Charges and the Handling Fee shall be invoiced on completion of the applicable Stage of Work.
8.5.4    If the Certificate of Analysis requires the Customer to provide one or more elements of the Specification, but the Customer has not provided such information within the time agreed, then provided Lonza has completed those elements of the Certificate for Analysis for which it is responsible, Lonza can issue the applicable invoice at such time as set out in Clause 8.
8.5.5    All invoices are strictly net and payment must be made within [***] days of Customer’s receipt of invoice. Payment shall be made without deduction, deferment, set-off, lien or counterclaim.
8.5.6    For Services performed in Switzerland, invoices may be issued in the name of Lonza AG.
8.6    If Customer fails to pay any undisputed invoice within the time set out in Clause 8.5.4 then Lonza shall have the option to change the payment terms such that [***] percent ([***]%) of the Price for any Stage of Work shall be payable on commencement and the price for Raw Materials and the Handling Fee shall also be payable [***] percent ([***]%) on commencement.
8.7    If in default of payment of any undisputed invoice on the due date, interest shall accrue on any amount overdue at the lesser of:
(i) the rate of [***] percent ([***]%) per month above the applicable currency below:
•Swiss Average Rate Overnight (SARON) (for invoices in CHF);
•the Secured Overnight Financing Rate (SOFR) (for invoices in USD);

•the Euro Interbank Offered Rate (EURIBOR) (for invoices in EUR); and

•the Sterling Overnight Index Average (SONIA) (for invoices in GBP);

or (ii) the maximum rate allowable by the governing law of this Agreement.
Interest shall accrue on a day to day basis until full payment. Lonza shall, at its sole discretion, and without prejudice to any other of its accrued rights, be entitled to suspend the provision of the Services and/or delivery of Product until all undisputed overdue amounts have been paid in full including interest for late payments and Customer shall be liable for any and all costs reasonably incurred by Lonza from any such delay to the Services.

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8.8    Price adjustments.
8.8.1    Not more than once per calendar year and with effect from the first anniversary of the Effective Date, and then on each subsequent anniversary, Lonza may adjust the Prices as follows upon at least [***] days prior written notice to Customer (provided that in the event of any negative change in the applicable index there shall not be any negative change to the Prices):
(a)    In respect of Services performed in the UK: the higher of: (i) the change from the previous calendar year of the index of labour costs per hour for private sector companies (ILCH) as published by the Office of National Statistics of the United Kingdom (or any successor index); or (ii) [***] percent ([***]%);
(b)    In respect of Singapore: the higher of: (i) the change from the previous calendar year of the UBCIMI index (https://data.gov.sg) (or any successor index); or (ii) [***] percent ([***]%);
(c)    In respect of Services performed in Switzerland: the higher of: (i) the change from the previous calendar year of the Swiss Producer Prices index (or any successor index); or (ii) [***] percent ([***]%);
(d)    In respect of Services performed in USA: the higher of: (i) the change from the previous calendar year of the US Department of Labor’s Bureau of Labor Statistics Other Biological Product Manufacturing, ethical PCU 325414 index (or any successor index); or (ii) [***] percent ([***]%).
The new Price reflecting such adjusted Price shall be effective for any Services and/or Batch for which the Commencement Date is on or after the date of Lonza’s notice to Customer of the applicable Price adjustment.
8.8.2    In addition to the above, the Price may be changed by Lonza, upon reasonable prior written notice to Customer (providing reasonable detail in support thereof), to reflect: (i) an increase in variable costs (such as energy or Raw Materials) by more than [***] percent ([***]%) (based on the initial Price or any previously amended Price); (ii) material process adjustment or assumption changes; and/or (iii) any material change in an environmental, safety or regulatory standard that substantially impacts Lonza’s cost and/or ability to perform the Services.
9.    Capital Equipment
    Any Capital Equipment required for the performance of the Services shall be acquired on terms to be reasonably agreed by the Parties prior to commencement of the relevant Services, which terms shall also specify ownership, risk of loss, and maintenance requirements of such Capital Equipment.

10.    Intellectual Property
10.1    Neither Party nor any of their Affiliates will, as a result of this Agreement, acquire any right, title, or interest in any Background Intellectual Property of the other Party or any of its Affiliates.
10.2    Subject to Clause 10.3, Customer shall own all right, title, and interest in and to any and all Intellectual Property that Lonza and/or its Affiliates, the External Laboratories or other contractors or agents of Lonza develops, conceives, invents, first reduces to practice or makes, solely or jointly with Customer or others, in the course of the performance of the Services to the extent that it is both:

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10.2.1    solely a direct derivative of or improvement to Customer Information and/or Customer Background Intellectual Property, or directly relies on or incorporates any Customer Information and/or Customer Background Intellectual Property; and
10.2.2    severable from and does not utilise, disclose or reveal any Lonza Background Intellectual Property, Lonza Information, and/or New Lonza Intellectual Property;
the “New Customer Intellectual Property”). For the avoidance of doubt, “New Customer Intellectual Property” shall include any material, processes or other items that solely embody, or that solely are claimed or covered by, any of the foregoing new Intellectual Property, but excluding any New Lonza Intellectual Property.
10.3    Notwithstanding Clause 10.2, Lonza shall own all right, title and interest in Intellectual Property that Lonza and/or its Affiliates, the External Laboratories or other contractors or agents of Lonza develops, conceives, invents, or first reduces to practice or makes, solely or jointly with Customer or others, in the course of the performance of the Services, that is either:
10.3.1    generally applicable to the development or manufacture of chemical or biological products or products components; or
10.3.2    an improvement to, or derivative of, any Lonza Background Intellectual Property, and/or Lonza Information;
(the “New Lonza Intellectual Property”). For the avoidance of doubt, “New Lonza Intellectual Property” shall include any material, processes or other items that embody, or that are claimed or covered by, any of the foregoing Intellectual Property.
10.4    Lonza hereby assigns to Customer all of its right, title and interest in any New Customer Intellectual Property. Lonza shall execute, and shall require its personnel as well as its Affiliates, External Laboratories or other contractors or agents and their personnel involved in the performance of the Services to execute any documents reasonably required to confirm Customer’s ownership of the New Customer Intellectual Property, and any documents required to apply for, maintain and enforce any patent or other right in the New Customer Intellectual Property. To the extent that Customer has or obtains any rights, title or interest in New Lonza Intellectual Property, Customer hereby assigns to Lonza all of its right, title and interest in any New Lonza Intellectual Property. Customer shall execute, and shall require its personnel as well as its Affiliates, or contractors or agents and their personnel involved in the performance of the Services, to execute, any documents reasonably required to confirm Lonza’s ownership of the New Lonza Intellectual Property, and any documents required to apply for, maintain and enforce any patent or other right in the New Lonza Intellectual Property.
10.5    Customer hereby grants Lonza and its Affiliates, sub-contractors and the External Laboratories the non-exclusive right to use the Customer Information, Customer Background Intellectual Property, Customer Materials, New Customer Intellectual Property, the Cell Line, and any and all other Intellectual Property, information or materials supplied by or on behalf of the Customer, during the Term solely for the purpose of fulfilling their obligations under this Agreement.

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10.6    The transfer of the Manufacturing Process to either Customer and/or any Third Party manufacturer, for the manufacture of the Product (and no other products), shall be subject to Lonza’s prior written consent (not to be unreasonably withheld, conditioned or delayed) and shall occur only pursuant to reasonable terms governing such technology transfer in a separate technology transfer agreement based on the Outline Terms for Technology Transfer Agreement set out in Appendix D, which may include a reasonable licensing fee applicable to such technology transfer. Customer shall reimburse Lonza for any reasonable costs (based on a full-time employee rate for such support) and expenses for any such transfer, as shall be set forth in such separate technology transfer agreement. If the Parties are unable to agree to such technology transfer terms, then the parties shall refer the matter to senior executives of both Parties in order to resolve any open issues and shall continue to negotiate and discuss in good faith. Thereafter, if the Parties are still unable to agree to such terms, Lonza shall be under no obligation to transfer the Manufacturing Process to Customer or any Third Party.
10.7    Prosecution of Patents.
10.7.1    Subject to the following subsection, Customer will have the sole right and discretion to file (or not file), prosecute and maintain patent applications and patents claiming the New Customer Intellectual Property, at Customer’s expense. Lonza will cooperate with Customer, at Customer’s expense, to file, prosecute, maintain, defend, and enforce patent applications and patents claiming any New Customer Intellectual Property.
10.7.2    Unless the Parties agree otherwise, at least [***] days prior to filing any application disclosing or claiming any New Customer Intellectual Property, Customer shall provide a draft thereof to Lonza, for Lonza’s prior review and approval. Within [***] days of receipt of such an application (“Lonza Review Period”), Lonza shall notify Customer of any Lonza Background Intellectual Property, Lonza Information or any information that could be considered New Lonza Intellectual Property and, on Lonza’s instruction, Customer shall either delete any information in such application that Lonza has reasonably identified within the Lonza Review Period as Lonza Background Intellectual Property, Lonza Information and/or delay the filing of the application until such time that it can be concurrently filed with a patent application from Lonza claiming such New Lonza Intellectual Property.
10.7.3    Lonza will have the sole right and discretion to file (or not file), prosecute and maintain patent applications and patents claiming the New Lonza Intellectual Property, at Lonza’s expense. Customer will cooperate with Lonza, at Lonza’s expense, to file, prosecute, maintain, defend, and enforce patent applications and patents claiming any New Lonza Intellectual Property. Unless the Parties agree otherwise, at least [***] days prior to filing any application disclosing or claiming any New Lonza Intellectual Property, Lonza shall provide a draft thereof to Customer, for Customer’s prior review and approval. Within [***] days of receipt of such an application (“Customer Review Period”), Customer shall notify Lonza of any Customer Background Intellectual Property, Customer Information or any information that could be

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considered New Customer Intellectual Property and, on Customer’s instruction, Lonza shall either delete any information in such application that Customer has reasonably identified within the Customer Review Period as Customer Background Intellectual Property, Customer Information and/or delay the filing of the application until such time that it can be concurrently filed with a patent application from Customer claiming such New Customer Intellectual Property.
10.8    Services Data.

Notwithstanding the confidentiality provisions of Clause 13 (Confidentiality) as they may relate to the use of Services Data, the Parties agree that all Services Data may be collected, aggregated, hosted, mined or otherwise stored and maintained by Lonza and its Affiliates, contractors and External Laboratories. Both Lonza and its Affiliates, and Customer and its Affiliates, may use the Services Data, in any manner that is not inconsistent with the intellectual property-ownership terms set forth in this Clause 10, for further research, development, commercialization of, and securing rights to, development, manufacturing and testing systems, platforms, and service offerings, provided that said data shall be anonymized when used externally.

11.    Warranties
11.1        Lonza warrants that:
11.1.1    the Services shall be performed in accordance with all Applicable Laws;
11.1.2    it or any of its Affiliates hold all necessary permits, approvals, consents and licenses to enable it to perform the Services at the Facility (subject always to Clause 11.2.4);
11.1.3    it has the necessary corporate authorisations to enter into and perform this Agreement;
11.1.4    in connection with its performance of the Services, Lonza shall take appropriate technical and organizational measures to ensure compliance with the applicable requirements of GDPR. Lonza shall act in compliance with GDPR as well as on Customer’s request, destroy all personal data, unless applicable law prevents Lonza from such destruction. Lonza confirms that any personal data that Lonza shares with Customer is done in accordance with applicable GDPR requirements GDPR; and
11.1.5    in connection with its performance of the Services, Lonza shall comply with, and shall cause its Affiliates, subsidiaries, subcontractors, directors, officers, employees, agents or any other person acting on behalf of Lonza to comply with, all applicable Corruption Laws and International Trade Restrictions. Lonza’s performance of the Services shall be in accordance with Applicable Laws, Corruption Laws and International Trade Restrictions and the laws of the countries in which the Services are performed.
11.2        Customer warrants that:
11.2.1    Customer has all the rights necessary to permit Lonza (and its relevant Affiliates any Subcontractors, and the External Laboratories) to perform the Services without infringing the Intellectual Property rights or other rights of any Third Party; and Customer warrants that the performance of the Services will not infringe, misappropriate or violate (as the case may be) any Intellectual Property rights or other rights of any Third Party;

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11.2.2    Customer will promptly notify Lonza in writing if it receives or is notified of a formal written claim from a Third Party that Customer Information, Customer Background Intellectual Property, Customer Materials, New Customer Intellectual Property, the Cell Line, and/or any and all other information, materials and Intellectual Property supplied by or on behalf of the Customer, or that the supply to and/or use by Lonza (and/or its relevant Affiliates, any Subcontractors, and the External Laboratories) thereof for the provision of the Services, infringes any Intellectual Property rights or other rights of any Third Party;
11.2.3    all Raw Materials and Customer Materials actually supplied by Customer shall be provided with a certificate of analysis or other relevant documentation demonstrating that such Raw Materials and Customer Materials meet the following Lonza acceptance criteria: (i) are not contaminated, (ii) test negative for mycoplasma and bioburden (if applicable), (iii) have been manufactured in accordance with cGMP (if applicable), (iv) are free from all liens, charges, or encumbrances, and (v) meet other testing requirements and/or specifications as may be agreed in writing by the Parties. In addition, Customer has provided any environmental, health and safety information related to the Raw Materials and Customer Materials (including employee health and safety, of the handling, manufacture, distribution, use and disposal of the Raw Materials and Customer Materials), and will update, clarify, correct, supplement and amend such information as necessary;
11.2.4    Customer has all the rights necessary to provide and permit Lonza and its Affiliates, any Subcontractors, and the External Laboratories to use, for the purposes of this Agreement, the Customer Information, Customer Background Intellectual Property, Customer Materials, New Customer Intellectual Property, the Cell Line, and any and all other information, materials and Intellectual Property supplied by or on behalf of the Customer; and Customer warrants that the use of anything referred to in this Clause 11.2.4 will not infringe, misappropriate or violate the Intellectual Property rights or other rights of any Third Party;
11.2.5    Customer has the necessary corporate authorisations to enter into this Agreement and it has the full power and right to enter into this Agreement and that there are no outstanding agreements, assignments, licenses, encumbrances or rights of any kind, that would breach the provisions of this Agreement;
11.2.6    in connection with its receipt and usage of the Services and Products, Customer shall take appropriate technical and organizational measures to ensure compliance with the applicable requirements of GDPR. Customer shall act in compliance with GDPR as well as on Lonza’s request, destroy all personal data, unless applicable law prevents Customer from such destruction. Customer confirms that any personal data that Customer shares with Lonza is done in accordance with applicable GDPR requirements;
11.2.7    in connection with its receipt and usage of the Services and Products, Customer shall comply with, and shall cause its Affiliates, subsidiaries, subcontractors, directors, officers, employees, agents or any other person acting on behalf of Customer to comply with, all applicable Corruption Laws and International Trade Restrictions. Customer’s receipt and usage of the Services and Products shall be in accordance with Applicable Laws, Corruption Laws and International Trade Restrictions and the laws of the countries in which the Product is sold; and
11.2.8    Customer warrants that as at the time that the Quality Agreement is signed, Customer will have an appropriate Quality function to ensure Customer’s ongoing compliance with cGMP.

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11.3    Disclaimer: The warranties expressly set forth in this Agreement are in lieu of all other warranties, and all other warranties, both express and implied, are expressly disclaimed, including any warranty of merchantability or fitness for a particular purpose.

12.    Indemnification and Liability
12.1    Indemnification by Lonza. Subject to Clauses 12.4 and 12.5, Lonza shall indemnify the Customer, its Affiliates, and the respective officers, employees and agents of Customer and/or its Affiliates (“Customer Indemnitees”) from and against any loss, damage, costs, liability and/or expenses (including reasonable attorney fees) that Customer Indemnitees may suffer as a result of any Third Party claim arising directly out of:
12.1.1    any material breach of the warranties given by Lonza in Clause 11.1 above; and/or
12.1.2    any claim that the performance of the Services (excluding use by Lonza, Lonza’s Affiliates, Lonza Indemnitees, Lonza contractors, and/or the External Laboratories of Customer Information, Customer Background Intellectual Property, Customer Materials, New Customer Intellectual Property, the Cell Line, and/or any and all information, materials and other Intellectual Property supplied by or on behalf of the Customer) infringe any Intellectual Property rights of a Third Party;
except, in each case (12.1.1 and/or 12.1.2), to the extent that such claims resulted from the negligence and/or breach of this Agreement and/or intentional misconduct by any Customer Indemnitees.

12.2    Indemnification by Customer. Subject to Clause 12.4, Customer shall indemnify Lonza, Lonza’s Affiliates, and the respective officers, employees and agents of Lonza and/or its Affiliates (“Lonza Indemnitees”) from and against any loss, damage, costs, liability and/or expenses (including reasonable attorney fees) that any Lonza Indemnitees may suffer as a result of any Third Party claim arising directly out of:
12.2.1    any material breach of the warranties given by Customer in Clause 11.2 above; and/or
12.2.2    any allegation that the performance of Services infringes any Intellectual Property rights of Third Parties; and/or
12.2.3    the manufacture, use, sale, processing, storage, packaging, labelling, marketing, promotion, or distribution of any Product (or any product that contains the Product), including but not limited to any claims of product liability; and/or
12.2.4    the supply to, and/or use by, Lonza, any of Lonza’s Affiliates, Lonza Indemnitees, any Lonza contractors, any External Laboratory, and/or any Third Party of any Customer Information, Customer Background Intellectual Property, Customer Materials, New Customer Intellectual Property, the Cell Line, and/or any other information, materials or Intellectual Property provided by or on behalf of Customer (including any claim or allegation that such supply and/or use of any of the foregoing infringes any Intellectual Property rights or other rights of any Third Party);
    except, in each case (12.2.1, 12.2.2, 12.2.3 and/or 12.2.4), to the extent that such claims resulted from the negligence and/or breach of this Agreement and/or intentional misconduct by any Lonza Indemnitees.
12.3    Indemnification Procedure. If the Party to be indemnified intends to claim indemnification under this Clause 12, it shall promptly notify the indemnifying Party

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in writing of such claim. The indemnitor shall have the right to control the defence and/or settlement thereof; provided, however, that any indemnitee shall have the right to retain its own counsel at its own expense. The indemnitee, its employees and agents shall reasonably cooperate with the indemnitor in the investigation of any liability covered by this Clause 12. The failure to deliver prompt written notice to the indemnitor of any claim, to the extent that it is prejudicial to its ability to defend such claim, shall relieve the indemnitor of any obligation to the indemnitee under this Clause 12. The Party seeking indemnification shall not settle any claim in respect of which it will seek indemnification without the prior written consent of the indemnifying Party (not to be unreasonably withheld, conditioned or delayed).
12.4    Disclaimer of certain damages. In no event shall either Party and/or any of its Affiliates be liable (in each case whether in contract, tort, negligence, breach of statutory duty, under any indemnity, or otherwise howsoever arising) for any (i) (direct or indirect) loss of profits, loss of business, loss of revenues, loss of goodwill, loss of reputation, or (ii) for any incidental, indirect, special, punitive or consequential losses or damages, arising from or related to this Agreement; provided that this Clause 12.4 shall not preclude any claim by Lonza and/or any of its Affiliates for any unpaid invoices (including the profit element of its charges) and/or the Cancellation Fees and/or termination fees and provided that this Clause 12.4 shall not preclude any claim by Lonza and/or any of its Affiliates for the profit element of its charges; [***].
12.5    Limitation of liability. Subject always to Clause 12.6 [***], the aggregate liability of Lonza and its Affiliates under or in relation to this Agreement and the Project Plans (whether in contract, tort, negligence, breach of statutory duty, under indemnity, or otherwise howsoever arising) shall not exceed, in the aggregate, an amount equal to [***] under this Agreement by Customer to Lonza, [***]. For the avoidance of doubt this limitation of liability shall be an aggregate limitation of liability which is shared between Lonza and all of its Affiliates (including Lonza AG and Lonza Sales AG), and there shall not be a separate limit of liability for each separate Lonza entity.

12.6    Nothing in this Agreement shall operate so as to exclude or in any way limit any liability for fraud, or for death or personal injury, or for gross negligence or intentional misconduct, or for any liability that may not be excluded or limited as a matter of English law. Nothing in this Agreement shall exclude or limit Customer’s liability to pay invoices and/or the Cancellation Fees, termination fees or agreed capital expenditure. For clarity, it is not the intention that this Clause 12.6 should apply to negligence which is not gross negligence and negligence which is not gross negligence shall be subject to Clauses 12.4 and (in the case of Lonza and its Affiliates) 12.5.
13.    Confidentiality
13.1    A Party receiving Confidential Information (the “Receiving Party”) agrees to strictly keep secret any and all Confidential Information received during the Term from, or disclosed on behalf of, the other Party (the “Disclosing Party”), as well as the terms of this Agreement, using at least the same level of measures as it uses to protect its own Confidential Information, but in any case at least commercially reasonable and customary efforts. Confidential Information shall include information disclosed in any form including but not limited to in writing, orally, graphically or in electronic or other form to, or observed or learned by, the Receiving Party or its Affiliates, or its or their Affiliate’s, employees, agents, consultants, or representatives including any persons on plant (in each case such employees, agents, consultants, or representatives, or persons on plant, of Customer or any of its Affiliates), under or in relation to this Agreement, which the Receiving Party knows or reasonably should know is confidential or proprietary, as well as the terms of this Agreement.
13.2    Notwithstanding the foregoing, the Receiving Party may disclose to any courts and/or other authorities and/or any stock exchange upon which that Party’s securities are then listed (except to any governmental patent office) Confidential Information of

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the Disclosing Party which is or will be required pursuant to applicable governmental or administrative or public law, rule, regulation or order. In such case the Receiving Party will, to the extent legally permitted, inform the Disclosing Party promptly in writing, which may include by email (in the case of Context) to Lonza’s then current program manager (unless an out of office response is received by Customer; in which case Customer shall contact Lonza to confirm an alternative), and reasonably cooperate with the Disclosing Party in seeking to minimise the extent of Confidential Information of the Disclosing Party which is required to be disclosed to the courts and/or other authorities and/or any stock exchange.
13.3    The obligation to maintain confidentiality under this Agreement does not apply to Confidential Information of the Disclosing Party, which:
13.3.1    at the time of disclosure was publicly available;
13.3.2    is or becomes publicly available other than as a result of a breach of this Agreement by the Receiving Party;
13.3.3    which the Receiving Party can establish by contemporaneous written records was rightfully in its possession at the time of disclosure by the Disclosing Party and had not been received from or on behalf of Disclosing Party;
13.3.4    which the Receiving Party can establish by contemporaneous written records is supplied to a Party by a Third Party which was not in breach of an obligation of confidentiality to Disclosing Party or any other party; or
13.3.5    which the Receiving Party can establish by contemporaneous written records is developed by the Receiving Party independently from and without use of the Confidential Information of the Disclosing Party.
13.4    The Receiving Party will use Confidential Information of the Disclosing Party only for the purposes of this Agreement and will not make any use of the Confidential Information for its own separate benefit or the benefit of any Third Party including with respect to research or product development or any reverse engineering or similar testing. The Receiving Party agrees to return or destroy promptly (and certify such destruction) on Disclosing Party’s request all written or tangible Confidential Information of the Disclosing Party, except that one copy of such Confidential Information may be kept by the Receiving Party in its confidential files for record keeping purposes only.
13.5    Each Party will restrict the disclosure of the other Party’s Confidential Information to its Affiliates, and such officers, employees, consultants and representatives of itself and its Affiliates who have been informed of the confidential nature of the Confidential Information and who have a need to know such Confidential Information for the purpose of this Agreement. Prior to disclosure to such persons, the Receiving Party shall bind itself and its Affiliates’ officers, agents, employees, consultants and representatives to confidentiality and non-use obligations no less stringent than those set forth herein. The Receiving Party shall notify the Disclosing Party as promptly as practicable of any unauthorised use or disclosure of the Confidential Information of the Disclosing Party. Lonza may disclose the Customer’s Confidential Information to Lonza’s Affiliates, Subcontractors and the External Laboratories, in each case for the purposes of this Agreement.
13.6    The Receiving Party shall at all times be fully liable for any and all breaches of the confidentiality obligations in this Clause 13 by any of its Affiliates or the employees, officers, agents, consultants and representatives of itself or its Affiliates including any persons on plant.
13.7    Each Party hereto expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided under this Clause 13 by a Party may cause

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irreparable harm to the other Party and that money damages may not provide a sufficient remedy to the non-breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then, in addition to all other remedies available at law or in equity, the non-breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the non-breaching Party.

14.    Term and Termination
14.1    Term. This Agreement shall commence on the Effective Date and shall end on the date of completion of the Services unless terminated earlier as provided herein or extended by mutual written consent of the Parties (the “Term”).
14.2    Termination. This Agreement or any Project Plan may be terminated as follows:
14.2.1    If it becomes apparent to either Lonza or the Customer at any stage in the provision of the Services that it will not be possible to complete the Services for a material scientific or material technical reasons, a [***] day period shall be allowed for good faith discussion and attempts to resolve such problems. If such problems are not resolved within such period, Lonza and the Customer shall each have the right to terminate the applicable Project Plan (or if there is only one Project Plan, this Agreement) forthwith by notice in writing;
14.2.2    by either Party, immediately, if the other Party commits a material breach of this Agreement or a Project Plan and fails to cure such breach to the reasonable satisfaction of the non-breaching Party within [***] days ([***] days for non-payment) following written notification of such breach from the non-breaching party to the breaching party; provided, however, that such [***] day period shall be extended as agreed by the Parties if the identified breach is incapable of cure within [***] days and if the breaching Party provides a plan and timeline to cure the breach, promptly commences efforts to cure the breach and diligently prosecutes such cure (it being understood that this extended period shall be unavailable for any breach regarding non-payment);
14.2.3    by either Party, immediately, if the other Party enters into administration, becomes insolvent, is dissolved or liquidated, makes a general assignment for the benefit of its creditors, or files or has filed against it, a petition in bankruptcy or has an administrator or receiver appointed for a substantial part of its assets; or
14.2.4    by either Party pursuant to Clause 15.
14.3    Consequences of Termination.
In the event of termination of this Agreement all Services and Batches which have been ordered, or to which the Customer is committed, in accordance with this Agreement (including those in the Project Plan to which the Parties are committed) shall be deemed to have been cancelled and Customer shall, within [***] days of such termination, pay Lonza for:
(a)     all Services commenced up to the date of termination, including in respect of any Product in-process;
(b)     all costs incurred through the date of termination, including all Raw Materials and Resins costs (and Handling Fees for Raw Materials and Resins) used or purchased or to which Lonza is irrevocably committed for use in connection with the Project Plan, and External Laboratory costs (and Handling Fees);

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(c)     all unused Raw Materials and Resins shall be paid for by Customer within [***] days of invoice and at Customer’s option and cost will either be: (i) held by Lonza for future use for the production of Product; (ii) delivered to Customer; or (iii) disposed of by Lonza;
(d)    all unreimbursed Capital Equipment and related decommissioning charges incurred pursuant to Clause 9; and
(e)    Cancellation Fees in respect of all Batches and/or Services which have been ordered in accordance with this Agreement (including those in the Project Plan to which the Parties are committed) calculated in accordance with Clause 6.2 (other than in the event of termination by Customer pursuant to Clause 14.2.2 (material breach), or by either Party for an agreed scientific or technical reason pursuant to Clause 14.2.1 or by either Party pursuant to Clause 14.2.4 (Force Majeure), where in such instances no Cancellation Fees shall be payable). In the case of termination by Lonza for Customer’s material breach, Cancellation Fees shall be calculated as of the date of written notice of termination.
Nothing in this Agreement shall require Customer to pay a Cancellation Fee more than once in respect for the same cancelled Stage of Work.
14.4    Survival. Neither the termination nor expiration of this Agreement shall affect the liability of a Party for breach of this Agreement. Notwithstanding anything contained in Clause 14, the rights and obligations of each Party which by their nature survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including Clauses 5, 10-13 (inclusive) and 16 (to the extent relevant). Termination of this Agreement (including the consequences of termination set out in this Clause 14) shall not affect the accrued rights or liabilities of either Party and shall not preclude either Party from pursuing any remedies it may have hereunder, or at law or in equity, with respect to any breach of, or default under, this Agreement (subject always to Clauses 12.4 and 12.5). All confidentiality obligations set out in this Agreement shall survive termination or expiry of this Agreement.

15.    Force Majeure
15.1    If either Party or any of its Affiliates is prevented or delayed in the performance of any of its obligations under the Agreement by Force Majeure (other than Customer’s inability to make payments hereunder) and gives written notice thereof to the other Party specifying the matters constituting Force Majeure together with such evidence as such Party reasonably can give to the other Party and specifying the period for which it is estimated that such prevention or delay will continue, such Party shall be excused from the performance or the punctual performance of such obligations as the case may be from the date of such notice for so long as such cause of prevention or delay shall continue. Provided that, if such Force Majeure persists for a period of [***] months or more, either Party may terminate: (i) the affected Project Plan; or (ii) in the event that the Force Majeure event prevents the performance of the entire Agreement, this Agreement; in each case by delivering written notice to the other.
15.2    The Parties acknowledge that the COVID-19 virus is currently causing global disruption, and that there is a significant risk that Lonza’s or Customer’s performance under this Agreement may be affected by consequences of the COVID-19 virus, including but not limited to any measures taken by authorities, and/or the availability of human resources and raw materials, and that any such event shall be deemed a Force Majeure event.

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15.3    “Force Majeure” shall be deemed to include any reason or cause beyond a Party’s reasonable control affecting the performance by such Party of its obligations under the Agreement, including, but not limited to, any cause arising from or attributable to acts of God, epidemic, pandemic, strike, lockouts, labour troubles, restrictive governmental orders or decrees, riots, insurrection, war, terrorists acts, or as regards Lonza the inability of Lonza to obtain any required raw material, energy source, equipment, labour or transportation, at prices and on terms deemed by Lonza to be reasonably practicable, from Lonza’s usual sources of supply or, in the case of Lonza, the detection of a viral, bacterial or mycoplasmal contamination that causes a shutdown of the Facility or any part thereof.
15.4    With regard to Lonza, any such event of Force Majeure affecting services or Production at its Affiliates or suppliers shall be regarded as an event of Force Majeure.

16.    Miscellaneous
16.1    Independent Contractors. Each of the Parties is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties (save as set out in Clause 7.2). Neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever.
16.2    No Presumption Against Drafter. Each Party and its legal counsel have reviewed and revised this Agreement. The rule of construction that requires that ambiguities in this Agreement (including any Appendix hereto) be construed against the drafter shall be waived by both Parties in the interpretation of this Agreement.
16.3    Waiver. The failure of any Party at any time or times to require performance of any provision of this Agreement (including any Appendix hereto) will in no manner affect its rights at a later time to enforce the same. No waiver by any Party of any term, provision or condition contained in this Agreement (including any Appendix hereto), whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement (including any Appendix hereto).
16.4    Severability. If any provision hereof is or becomes at any time illegal, invalid or unenforceable in any respect, neither the legality, validity nor enforceability of the remaining provisions hereof shall in any way be affected or impaired thereby. The Parties hereto undertake to substitute any illegal, invalid or unenforceable provision by a provision which is as far as possible commercially equivalent considering the legal interests and the purpose.
16.5    Amendments. Modifications and/or amendments of this Agreement must be in writing and signed by the Parties. The Parties may amend this Agreement without the consent of the Affiliates of either Party.
16.6    Delegation / Assignment. Lonza shall be entitled to instruct one or more of its Affiliates to perform any of Lonza’s obligations contained in this Agreement, but Lonza shall remain fully responsible in respect of those obligations (subject to clause 2.1). Subject thereto, neither Party may assign its interest under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, provided, however that:
(1) (a) Lonza may, without the consent of the Customer, assign this Agreement to: (i) any Affiliate of Lonza; or (ii) any third party in connection with the sale or transfer (by whatever method) of all or substantially all of the assets of the business related to the Facility or providing the Services; and

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(b) Lonza shall be entitled to sell, assign and/or transfer its trade receivables resulting from this Agreement without the consent of the Customer; and
(2) Customer may assign this Agreement without the consent of Lonza, to: [***].
For the purposes of this Clause 16.6, the terms “assign” and “assignment” shall include: (i) the sale of fifty percent (50%) or more of the outstanding stock of such Party to an Affiliate of such Party or an unrelated entity or natural person; (ii) the sale or transfer or other assignment of all or substantially all of the assets of the Party or the line of business or Product to which this Agreement relates; and (iii) a merger, consolidation, acquisition or other form of business combination. Any purported assignment without a required consent shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation or liability that accrued prior to the effective date of such assignment. Subject to the foregoing, this Agreement shall be binding on the successors and permitted assignees of each Party.
16.7    Notice. All notices (including any notice of cancellation or termination given in accordance with the terms of this Agreement) must be written and sent to the address of the Party first set forth above (or such other address as a Party may provide notice of to the other Party). All notices must be given (a) by personal delivery, with receipt acknowledged, or (b) by prepaid certified or registered mail, return receipt requested, or (c) by prepaid recognised next business day delivery service. Notices will be effective upon receipt or at a later date stated in the notice.
16.8    Governing Law/Jurisdiction. This Agreement is governed in all respects by the laws of the State of New York. USA. The Parties agree to submit to the jurisdiction of the courts located within or jurisdiction over the State of New York, USA.
16.9    Third Parties. The Parties to this Agreement do not intend that any term hereof should be enforceable by any person who is not a party to this Agreement, save that Affiliates of Lonza may rely on and enforce the indemnities granted to them and limitations and exclusions of liability contained herein and Affiliates of Lonza which have executed a Statement of Work or Project Plan under this Agreement shall be entitled to enforce this Agreement with respect to such Project Plan or Statement of Work in its own name as an intended third party beneficiary. This Agreement may be amended without the consent of any Affiliates of Lonza.
16.10    Announcements / Press Releases. Neither Party shall make any press release or announcement regarding the subject matter of this Agreement without the prior written consent of the other, except that either Party may make an applicable filing concerning the existence or terms of this Agreement, and/or the relationship between the Parties in accordance with Section 13.2.
16.11    Entire Agreement. This Agreement contains the entire agreement between the Parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements with respect to the subject matter hereof. Nothing in this Agreement (or any Project Plan entered into pursuant to this Agreement) shall supersede, amend or otherwise modify any terms or conditions or other provisions of any other unrelated agreement between the Parties.
16.12    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. Each party acknowledges that an original signature or a copy thereof transmitted by facsimile or by .pdf shall constitute an original signature for the purposes of this Agreement.
[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorised representative effective as of the date written above.

LONZA SALES AG
By: /s/ Albert Pereda
Name Albert Pereda
Title Associate General Counsel
By: /s/ Marc Augustin
Name Marc Augustin
Title VP Finance Biologics
LONZA AG
By: /s/ Albert Pereda
Name Albert Pereda
Title Associate General Counsel
By: /s/ Marc Augustin
Name Marc Augustin
Title VP Finance Biologics
CONTEXT THERAPEUTICS INC.
By: /s/ Martin Lehr
Name Martin Lehr
Title CEO

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APPENDIX A
Product and Project Plan

[***]

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APPENDIX B
Pricing

[***]

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APPENDIX C
Quality Agreement

[***]

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APPENDIX D
Outline Terms For Technology Transfer Agreement

1.    License to Lonza Intellectual Property
    Non-exclusive license, including the right to grant sublicense to an identified third party contract manufacturer, under the Lonza Confidential Information and Lonza Background Intellectual Property, to the extent necessary to manufacture, have manufactured and to supply the Product, but no other product, using the Manufacturing Process.

2.    [***]
3.    [***]
4.         [***]
5.        [***]
6.        Price and payment
    £750,000 one-time fee, which shall be reduced [***].
    [***].